Exhibit 10.6

PURSUANT TO ITEM 601(b)(10)(iv) OF REGULATION S-K, CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

THE CHINESE TRANSLATION PREVIOUSLY INCLUDED IN THIS EXHIBIT HAS BEEN OMITTED.

Product Sales Agent Distributorship Service Contract

[****], registration pursuant to R.O.C. laws, established in [****] (hereinafter referred to as Party A), with AP Engineering Solutions Pte Ltd, registration with pursuant to Singapore laws, established in 60 Kaki Bukit Place, #05-01 Eunos Techpark Singapore 415979 (hereinafter referred to as Party B). Based on the principle of mutual trust, both parties set and compliance with the following provisions.

1. Appointment

Based on this agreement, Party A has appointed Party B under designated customer base, for the specified products (hereinafter referred to as the product) under Party A, to perform the role of the Sales Agent for Party A. Party B accepts this commission.

2. Cooperative Marketing Products Name and Target Customers

1. IC Precursor related products and targeted customers:

(1) Products: [****]

(2) Country: Singapore

(3) Target Customers: [****]

2. Party A may increase or decrease the items listed products, these products may encounter change of specifications. Party B will be notified with written notice prior to before 30 days aforementioned changes of spec and regulations.

3. Cooperative Agency Scheme

1. Party A must provide full product training courses to Party B, depending on customer needs and providing technical support.

2. Party B’s roles:

(1) Marketing Data and Business Information Collection

(2) Customer Interfacing

(3) Arrangements for customer presentations, liaison, assistance

(4) Customer evaluation on [****] product arrangements, liaison, assistance

(5) Buyout Cooperation Model:

a. Product Shipments [****] → AP Engineering Solutions → Customers

b. After sales used canister recycling: Customers → AP Engineering Solutions → [****] (Under cylinder recycling management, need to account for liabilities of either lost or damaged canisters)

(6) Operation of change of canisters

(7) Daily monitor and Daily Logged

(8) Logistic Management on designated regions (Singapore Port)

(9) After Sales Service: Response customers with current chemical usage status, under normal circumstances to handle abnormalities (trained personnel) with responsive manner, however under circumstances of outside capability of Party B (not trained personnel), Party A obliged to provide technical support for Party B to resolve abnormalities.

4. Sales Model

“This product” undergo sell off mode operation. Party A shall deliver “This product” base on CIF Singapore term to Party B. Party B shall be responsible for the product (including canisters) delivery to the client from Singapore port. Used canisters will be arranged by Party B to deliver back to Party A base on CIF Kaohsiung term. For empty canisters return to Kaohsiung, minimum 4 [****] consolidated in one container. Minimum quantity of empty canisters ship back to Party A is a guideline only; both Parties may base on actual situation to add or reduce the shipping quantity. Local costs like transportation, insurance, storage charges, customs fees and duties related costs must be borne by each party.

5. Transaction, Selling Price and Payment

“This product” takes sell off mode operation. Party A shall at the time of shipment provide invoice and delivery orders to Party B. Party B will utilize T/T method under [****] to Party A. Sell off mode price: Party A accepted base on customer final price [****] selling to Party B [****]. Any change of final price for procurement year-end price review, both stock in Party B warehouse or consignment at customer warehouse will follow new price [****] payable to Party A. Both parties agreed to make transparent the customers’ final price. Party A agreed FOC sample to Party B upon request by customers for qualification. Special case for [****] to multi customers and different selling price, final price will be calculated base on PO ratio.

6. Technical Support

1. If “The Products” happen to encounter an issue, Party B need to immediately notify Party A to provide quick briefing and quick response in order to assist Party B to answer customer’s queries.

2. If aforementioned issues are unable to resolve via normal support path, Party B shall escalate Party A to arrange escalated personnel (e.g. Products Specialist) for immediate onsite support until issue resolved.

7. Sales/Business Schedule Meeting

1. Party A requires frequent meeting updates (Monthly/Quarterly/Yearly) regarding Sales and Technical Service on the region. If necessary, whichever party shall trigger the meeting in order to resolve any matters related to the business. The meeting requires both parties’ Sales and Technical personnel (including manager level) to be present. Meeting agenda shall include Party B’s routine check on customer chemical delivery system log and related documents.

2. Party B shall provide a 3-month Sales Projection Report before the 20th of each month, along with progress on new customer development and market intelligence data, which shall include:

(1) Current status on existing customers as well as potential customers

(2) Potential overall market conditions and the outlook

(3) The status of similar industry/competitor activities, and suggested sales strategy

3. Party B shall provide a regional market intelligence report for next year’s Sales Forecast before 20th October yearly to Party A as a benchmark for the next year’s Sales Target.

8. Delivery and Acceptance

1. Party A shall confirm the delivery of both the time and place of delivery specified in the order form and enclose the Cargo Inspection Reports upon delivery.

2. If unable to deliver within the specified timing, Party A shall immediately notify Party B of:

(1) Reason for inability to deliver on time

(2) The shortest delivery schedule for recovering the missed delivery timing

(3) Measures to prevent recurrence in the future

3. Party B will perform inspection and acceptance on the products delivered by Party A. If after final acceptance of the products at Party B’s customer side, these products under normal operation and following MSDS specifications and standard to perform storage and distribution operation there is still an issue arising — apart from providing technical support as per Section 6 — if discovered or identified as a batch quality issue causing loss/damage to Party B, after both parties agree in writing following consultation, Party A shall be accountable for the loss/damage.

9. Warehouse Setup and Management

Based on business requirements, Party B’s Singapore warehouse setup or rental must be aligned with the Singapore government definition of a highly dangerous warehouse to facilitate product storage and distribution. Product storage, distribution and transport units are required in accordance with the relevant provisions of the product MSDS from Party A and the Singapore government norms and standard criteria. The job specification and management of warehouse operations also need to meet the criteria of Singapore government regulations. Party B is solely responsible for the guarantee, and the subsequent processes are also tracked by Party B under its responsibility.

10. Responsibility of Delivery and Utility Risk Liability

1. Under the contract, “the products” undergone sell-off method. Party A will bear any risk and responsibility during the entire transportation process until the designated destination (Singapore). However, once delivered to Singapore, the risk and responsibility will be borne by Party B.

2. Under the contract, if “the products” under Party B’s custody have any issue relating to transportation, storage, or any other possible issues that will affect product quality or create other risk, Party B will bear the responsibility.

11. Confidentiality

1. Due to execution of the contract, both parties are aware of the other’s confidential information mutually, including the manufacturing process, formulation and business information. The above mentioned information may only be used during execution of the contract and should be kept in good custody with due diligence. Apart from informing related third party personnel necessary for fulfilling the contract, the confidential information shall not be disclosed to any third party without the written consent of either party. If any party leaks confidential information, that party shall be deemed in default.

2. At the request of the disclosing party to expose confidential information, the receiving party shall promptly return all copies of the confidential information and destroy it in accordance with the disclosing party’s instructions. Proof of destruction shall be provided with evidence by either party with endorsed signature. These terms are not affected by the termination of the contract until the other party is able to decrypt the confidential business information.

12. Intellectual Property (IP) Rights

1. All information (private and confidential) delivered by Party A to Party B — whose intellectual property rights belong to Party A (if Party B owned the IP before executing the contract, this is excepted) — Party B is authorized within the scope of the contract to execute the contract purpose only. Without the written consent of Party A, Party B shall make no other use of such information. All information shall be returned to Party A if the contract is terminated or destroyed upon Party A’s request.

2. Under the commissioned product sales from Party A to Party B, if any infringement of intellectual property rights of others results in loss or damage to customers and Party B, Party A shall bear any legal obligation arising therefrom.

13. Operating Ban on Competing Products

Without the written consent of Party A, Party B shall not directly or indirectly perform sales and marketing activities for a competitor’s product, whether as a distribution party or in any other way including assistance, promotion, sale or distribution. If Party A suspects a violation, it may request Party B, upon receipt of notice, to present a breach investigation report and remedial program within thirty days. If the report content is inaccurate or omits facts, or if Party A deems compensation measures unsatisfactory, Party A may terminate the contract and seek legal compensation under this contract.

14. Force Majeure (Unforeseen Circumstances)

Neither party shall be responsible for failure to perform this contract due to force majeure factors (such as floods, fires, earthquakes, typhoons, power outages, war, riots, blockades, etc.). However, the party claiming force majeure, if it judges that the inability to perform may exceed ninety days, shall immediately notify the other party in writing. Both parties shall seek a mutual agreement on resolution. If no agreement is reached, the non-claiming party may terminate this contract in writing.

15. Contract Duration, Extension and Termination

1. This contract is effective from January 1, 2024 to December 31, 2025. Ninety days before the contract expires, the parties shall review the contract. If neither party raises any objection, the contract shall be considered automatically extended by one year.

2. During the effective period of the contract, if either party defaults and fails to correct the behaviour within 15 days of written notice from the other party, the non-defaulting party may terminate the contract with 60 days’ written notice.

3. Either party may terminate this contract if the other party applies for or is subject to reorganization or restructuring; dissolution; merger; bankruptcy; seizure of major assets; inability to repay debts; or any other circumstances that constitute a material risk to the fulfilment of this contract.

16. General Terms and Conditions

1. Party A’s failure to require Party B to fulfil any obligation under this contract at any given time does not affect Party A’s right to subsequently request such fulfilment. A one-time waiver of a request does not constitute a standing waiver of that right or provision.

2. The rights and obligations of both parties under this contract may not be transferred to any third party without the prior written consent of the other party.

3. This written contract contains the entire agreement between the parties and may not be modified without mutual agreement and the signatures of both parties.

4. This contract is governed by the laws of the Republic of China. In the event of litigation arising from contractual disputes, both parties agree to the jurisdiction of the Kaohsiung District Court.

5. Each provision of this contract is independent. If any provision is inconsistent with ROC law, it shall be treated as non-part of the contract while the remaining provisions remain valid.

6. Both parties shall notify the other in writing within one week of any change of address.

7. Any matters not covered in detail by this contract may be addressed in a separate supplemental contract.

Signatories

This contract is executed in two copies; each party retains one copy as the original.

Party A:

Company Name: [****]

Representative: [****]

Duty: [****]

Taiwan Company Registration No.: [****]

Address: [****]

Signature: [****]

Party B:

Company Name: AP Engineering Solutions Pte Ltd

Representative: Kenny Tan

Duty: Kenny Tan / DIRECTOR

Singapore Company Registration No.: [****]

Address: 60 Kaki Bukit Place, #05-01 Eunos Techpark, Singapore 415979

Signature:	/s/ Kenny Tan

Date: Year 2023   Month 09   Day 04

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